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                                                     Registration No.
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ROYAL ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          11-3480036
----------------------------                             -----------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                543 BEDFORD AVENUE, SUITE 176, BROOKLYN, NY 11211
               (Address of Principal Offices, including Zip Code)

               ROYAL ENERGY RESOURCES, INC. 2008 STOCK OPTION PLAN

                          Royal Energy Resources, Inc.
                               543 Bedford Avenue
                               Brooklyn, NY 11211
                     (Name and address of agent for service)

                                 (800) 620-3029
          (Telephone number, including area code, of agent for service)

Large accelerated filer [ ] Accelerated Filer [ ] Non-accelerated filer [ ] Smaller Reporting Company [X] (Do not check if a smaller reporting company)

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                             CALCULATION OF REGISTRATION FEE

                                  Proposed maximum  Proposed maximum
Title of securities  Amount to be   offering Price  aggregate offering     Amount of
to be registered      registered      per share (1)      price (2)     registration fee

Common stock          4,000,000          $.38        $1,520,000.00          $59.74
Par value $.0001
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         (1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, as amended, (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated in accordance with Rule 457(c) and (h) of the 1933 Act, solely for the purpose of calculation of the registration fee. The proposed maximum aggregate offering price was calculated as follows: 4,000,000 shares multiplied by $.38 (the average of the high and low prices reported on the NASDAQ for one share of common stock, par value $.00001 per share, of Royal Energy Resources, Inc., on June 23, 2008)


                                EXPLANATORY NOTE

         Royal Energy Resources, Inc., a Delaware corporation, ("Royal") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the 1933 Act, to register certain shares of common stock, $.00001 par value per share (the "Common Stock"), which have been authorized and reserved for issuance under the Royal Energy Resources, Inc. 2008 Stock Option Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION.*
         ----------------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

         * The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The 's Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2007;

         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above, including:

                  (1) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2007, as filed with the Commission on January 11, 2008;

                  (2) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended February 29, 2008, as filed with the Commission on April 14, 2008; and


         (c) The description of the Registrant's Common Stock, $.00001 par value, contained in the Registrant's Registration Statement on Form 8-A, declared effective on April 4, 2007, pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a) 13(c), 14 and 15(d) of the Exchange Act , prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


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ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that, to the extent a director, officer, employee or agent of a corporation as been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that person is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation) that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

The DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that person is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue or matter as to which that person is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


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ITEM 8.  EXHIBITS.

NUMBER    DESCRIPTION

4.1      Royal Energy Resources, Inc. 2008 Stock Option Plan

5.1      Opinion of G. David Gordon & Associates, P.C.

23.1     Consent of Paritz & Company, P.A.

23.2     Consent of G. David Gordon & Associates, P.C. (contained in Exhibit
         5.1).


ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York on this 27th day of June, 2008.


                                           ROYAL ENERGY RESOURCES, INC.



                                           By: /s/ Jacob Roth
                                              ---------------------------
                                               Jacob Roth, President



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                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacob Roth as true and lawful attorneys-in-fact, acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                         DATE

/S/ JACOB ROTH         President/CEO, Chief Financial              June 27, 2008
--------------         Officer, Director (principal executive
Jacob Roth             and accounting officer)


/S/ FRIMET TAUB        Director                                    June 27, 2008
---------------
Frimet Taub


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